UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):	May 1, 2017
Shutterstock, Inc. (Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 21st Floor
New York, New York 10118
(Address of principal executive offices, including zip code)

(646) 710-3417
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.
 On May 3, 2017, Shutterstock, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal period ended March 31, 2017.  A copy of the press release is furnished as Exhibit 99.1 to this current report and is incorporated herein by reference. In addition, a copy of the presentation slides which will be referenced on the Company’s earnings call at 8:30 a.m. Eastern Time on Wednesday, May 3, 2017 is furnished as Exhibit 99.2 to this current report and incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibits 99.1 and 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)     On April 27, 2017, the Company’s Board of Directors appointed Steven Ciardiello, the Company's Chief Accounting Officer, as "principal accounting officer" of the Company, for purposes of the Securities Exchange Act of 1934, as amended. His appointment as principal accounting officer became effective May 1, 2017. Mr. Ciardiello assumes the role of principal accounting officer from Steven Berns, the Company's Chief Operating Officer and Chief Financial Officer, who has held the role of "principal accounting officer" since September 2015. Mr. Berns will continue to serve the Company as Chief Operating Officer and Chief Financial Officer.
Mr. Ciardiello has served as the Company's Chief Accounting Officer since November 2016. Prior to joining Shutterstock, Mr. Ciardiello served as Head of Accounting at WeWork Companies, Inc., a leading provider of shared workspace, from November 2015 to November 2016. Prior to WeWork, Mr. Ciardiello served as Vice President – Finance at AmTrust Financial Services, Inc., a multinational provider of specialty property and casualty insurance products, from September 2014 to November 2015, and served in multiple capacities at Tower Group International, Ltd., a property and casualty insurance provider, from July 2010 to September 2014, advancing to Managing Vice President – Chief Accounting Officer. Mr. Ciardiello also worked in public accounting with Deloitte & Touche LLP and PricewaterhouseCoopers LLP for nearly 15 years. Mr. Ciardiello is a Certified Public Accountant and earned a B.A. in economics from the University of Illinois.
There is no agreement or understanding between Mr. Ciardiello and any other person pursuant to which he was appointed as principal accounting officer, nor is there any family relationship between Mr. Ciardiello and any of the Company’s directors or other executive officers. There are no transactions in which Mr. Ciardiello has an interest requiring disclosure under Item 404(a) of Regulation S-K.
In connection with Mr. Ciardiello's employment, the Company entered into an offer letter with Mr. Ciardiello on November 15, 2016 (the “Offer Letter”). Under the Offer Letter, Mr. Ciardiello receives an annual base salary of $350,000 and beginning in 2017, is eligible for a target annual cash incentive bonus equal to 50% of his base salary.
Mr. Ciardiello was also granted a restricted stock unit award covering 18,000 shares of the Company’s common stock under the Company's Amended and Restated 2012 Omnibus Equity Incentive Plan, which will vest as to 33% of the award on each of the first and second anniversaries of the grant date and as to 34% of the award on the third anniversary of the grant date, subject to Mr. Ciardiello's continued employment through the vesting date.
Pursuant to the Offer Letter, if the Company terminates Mr. Ciardiello’s employment with the Company for a reason other than Cause (as defined in the Offer Letter) and Mr. Ciardiello executes a waiver and release of claims, then Mr. Ciardiello will receive severance in an amount equal to three months of Mr. Ciardiello's base salary, which will be paid in equal monthly installments, and reimbursement for premiums paid for coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (COBRA), for Mr. Ciardiello and his eligible dependents for up to three months.
The foregoing description of the Offer Letter is qualified in its entirety by the text of the Offer Letter, which is filed as Exhibit 10.5 to the Form 10-Q filed May 3, 2017 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
The information provided above in “Item 2.02 Results of Operations and Financial Condition” is incorporated by reference in this Item 7.01.

Item 9.01	Financial Statements and Exhibits.
(d)   Exhibits.
99.1Press release dated May 3, 2017
99.2Presentation slides referenced on the earnings call held by Shutterstock, Inc. on May 3, 2017

SIGNATURE
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: May 3, 2017	By:	/s/ Steven Berns
Steven Berns
Chief Financial Officer and Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release dated May 3, 2017

99.2	Presentation slides referenced on the earnings call held by Shutterstock, Inc. on May 3, 2017

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